Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

NASDAQ PANEL GRANTS THOMAS GROUP’S REQUEST

FOR EXTENSION TO COMPLY WITH CONTINUED LISTING REQUIREMENTS

Irving, Texas - May 14, 2010 —Thomas Group, Inc. (NasdaqCM: TGIS) (the “Company”), an operations and process improvement firm, today announced that a Nasdaq Listing Qualifications Panel (the “Panel”) has granted the Company’s request for an extension of time, as permitted under Nasdaq’s Listing Rules, to comply with the $1.00 per share minimum bid price requirement for continued listing.  In accordance with the Panel’s decision, on or before September 13, 2010, the Company must evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.  Under Nasdaq’s rules, this date represents the maximum length of time that a Panel may grant to regain compliance.  While the Company is diligently taking steps to comply in accordance with the Panel’s decision, there can be no assurances that the Company will be able to do so.

Contact:	Frank Tilley, Interim Chief Financial Officer and Vice President
972.869.3400
ftilley@thomasgroup.com
http://www.thomasgroup.com

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About Thomas Group

Thomas Group, Inc. (NasdaqCM: TGIS) is an international, publicly-traded professional services firm specializing in operational improvements. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas, Detroit and Washington, D.C. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and our revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009. These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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